                       FIRST AMENDMENT TO LEASE AGREEMENT
                                   [NW 1995 A]

                   This FIRST AMENDMENT TO LEASE AGREEMENT [NW 1995 A], dated as of June 3, 1996, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement [NW 1995 A], dated as of November 15, 1995 (in such capacity, "LESSOR"), and NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota ("LESSEE"), to a certain Lease Agreement [NW 1995 A], dated as of November 15, 1995 (the "ORIGINAL LEASE"), between Lessee and Lessor (the Original Lease, as supplemented by Lease Supplement No. 1 [NW 1995 A] ("LEASE SUPPLEMENT NO. 1") between Lessor and Lessee, dated November 21, 1995, herein called the "LEASE");

                   Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                                   WITNESSETH:

                   WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N535US; manufacturer's serial No. 26482; and (ii) Engines: two
(2) Pratt & Whitney Model PW2037 engines bearing, respectively, manufacturer's serial nos. P727158 and P727159;

                   WHEREAS, Section 17 of the Participation Agreement [NW 1995 A], dated as of November 15, 1995 (the "PARTICIPATION AGREEMENT"), among Lessee,
[                         ] (the "OWNER PARTICIPANT"), the loan participants
named therein, as Loan Participants (the "ORIGINAL LOAN PARTICIPANTS"), Lessor and State Street Bank and Trust Company (the "INDENTURE TRUSTEE"), contemplates that the Secured Certificates issued by the Owner Trustee under the Trust Indenture and Security Agreement [NW 1995 A], dated as of November 15, 1995, between Lessor (in its individual capacity as expressly provided therein and as trustee) and the Indenture Trustee may be refinanced under certain circumstances;

                   WHEREAS, Lessor and Lessee have entered into a Refunding Agreement [NW 1995 A], dated as of the date hereof (the "REFUNDING AGREEMENT"), with State Street Bank and Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements (the "PURCHASERS"), State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent (the "SUBORDINATION AGENT"), the Owner Participant, the Indenture Trustee and Northwest Airlines Corporation (the "GUARANTOR");

                   WHEREAS, Lessor and Lessee desire to recalculate the Basic Rent, Stipulated Loss Value and Termination Value percentages in order to reflect, among other things, the interest rate of the refinanced Secured Certificates;

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                   WHEREAS, in connection with the recalculation of the Basic
Rent, Stipulated Loss Value and Termination Value percentages, Lessor and Lessee desire to amend the Lease;

                   WHEREAS, a counterpart of the Original Lease, to which were attached and made a part thereof counterparts of Lease Supplement No. 1, the Trust Indenture and Security Agreement [NW 1995 A], dated as of November 15, 1995, and the Trust Agreement and Indenture Supplement [NW 1995 A], dated November 21, 1995, was recorded by the Federal Aviation Administration (the "FAA") on November 22, 1995, and assigned Conveyance No. P04679;

                   NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                   SECTION 1. AMENDMENT OF SECTION 1 OF THE LEASE.

                  (a) The definitions of "Business Day", "Certificated Air Carrier", "Delivery Date", "Indemnitee", "Indenture Trustee's Liens", "Loan Participant", "Net Present Value of Rents", "Operative Documents", "Stipulated Loss Value", "Supplemental Rent", "Tax Indemnitee", "Termination Value" and "Transaction Expenses" in Section 1 of the Lease are hereby amended applicable on and after the Closing Date to read as follows:

                        "BUSINESS DAY" means any day other than a Saturday or
                   Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; or Minneapolis, Minnesota.

                        "CERTIFICATED AIR CARRIER" means a Citizen of the United
                   States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

                        "DELIVERY DATE" means the date of the initial Lease
                   Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee hereunder.

                        "INDEMNITEE" means (i) the Owner Trustee, in its
                   individual capacity and as trustee under the Trust Agreement,
                   (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the

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                   Persons described in clauses (i) through (iv), inclusive, and
                   (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii).

                        "INDENTURE TRUSTEE'S LIENS" means any Lien which arises
                   as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                        "LOAN PARTICIPANT" means for any period prior to the
                   Closing, the Original Loan Participants and their successors and assigns, and from and after the Closing, the Purchasers and their successors and registered assigns, including any Certificate Holder.

                        "NET PRESENT VALUE OF RENTS" means the net present
                   value, as of the Commencement Date, of Basic Rent set forth in Exhibit B hereto, discounted at an annual interest rate of 7.70% on a semi-annual basis.

                        "OPERATIVE DOCUMENTS" means each of the Participation
                   Agreement, the documents referred to in Section 4(a)(v) of the Participation Agreement (including any amendments, modifications or supplements thereto), the Refunding Agreement, the Trust Indenture Amendment and the Refinancing Secured Certificates, collectively, and "Operative Document" shall mean each of the Operative Documents, individually.

                        "STIPULATED LOSS VALUE" with respect to the Aircraft as
                   of any date through and including July 2, 2016, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any

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                   date after July 2, 2016 shall be the amount determined as
                   provided in Section 19(a) hereof.

                        "SUPPLEMENTAL RENT" means, without duplication, (a) all
                   amounts, liabilities, indemnities and obligations (other than Interim Rent or Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements and the Other Pass Through Trust Agreements, and
                   (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

                        "TAX INDEMNITEE" means (i) the Owner Participant, the
                   Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate.

                        "TERMINATION VALUE" with respect to the Aircraft as of
                   any date through and including July 2, 2016, means, but subject always to the provisions of Section 3(d)(v), the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement).

                        "TRANSACTION EXPENSES" means: (i) the reasonable and
                   actual fees, expenses and disbursements of (1) Bingham, Dana & Gould LLP, special counsel for the Indenture Trustee, such information to be furnished by the Indenture Trustee, (2) Ray, Quinney & Nebeker, special counsel for the Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (3) Shearman & Sterling, special counsel to the Loan Participants, such information to be furnished by the Documentation Agent, (4) Cadwalader, Wickersham & Taft, special counsel to Lessee and Guarantor, such information to be furnished by Lessee, and (5) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, such information to be furnished

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                   by Lessee, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (iv) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, such information to be furnished by the Indenture Trustee, (v) the fee of BK Associates, Inc. with respect to the appraisal of the Aircraft pursuant to Section 4(a)(xxix) of the Participation Agreement, such information to be furnished by Lessee, (vi) the reasonable and actual fees, expenses and disbursements of Feltman, Karesh, Major & Farbman, special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee, and the reasonable and actual fees, expenses and disbursements of David, Hagner, Kuney & Krupin, P.C., special tax counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee, such information to be furnished by the Owner Participant, (vii) the equity placement fee and reasonable disbursements of Babcock and Brown Financial Corporation, such information to be furnished by Lessee, and (viii) the fee payable to the Loan Participants on the Delivery Date.

                        (b) The following definitions are hereby inserted in
                   Section 1 of the Lease in alphabetical order to be applicable on and after the Closing Date:

                        "BANKRUPTCY CODE" means the Bankruptcy Reform Act of
                   1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

                        "CLOSING" means the consummation of the refinancing
                   operation contemplated by Section 1 of the Refunding
                   Agreement.

                        "CLOSING DATE" means the date on which the Closing shall
                   occur.

                        "INTERCREDITOR AGREEMENT" means that certain
                   Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

                        "LIQUIDITY FACILITIES" means the two Revolving Credit
                   Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

                        "LIQUIDITY PROVIDER" means Westdeutsche Landesbank
                   Girozentrale, acting through its New York branch, as Class A Liquidity Provider and Class B Liquidity Provider under the Liquidity Facilities, or any successor thereto.

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                        "MAJORITY IN INTEREST OF CERTIFICATE HOLDERS" has the
                   meaning set forth in the Trust Indenture.

                        "MAKE-WHOLE AMOUNT" has the meaning assigned to that
                   term in the Trust Indenture.

                        "ORIGINAL LOAN PARTICIPANTS" means each institution
                   executing the Participation Agreement as a Loan Participant.

                        "ORIGINAL TRUST INDENTURE" means the Trust Indenture and
                   Security Agreement [NW 1995 A], dated as of November 15, 1995, between the Owner Trustee and State Street Bank and Trust Company, as amended, modified and supplemented prior to the Closing Date.

                        "OTHER PASS THROUGH TRUST AGREEMENTS" means the pass
                   through trust agreement and supplements pursuant to which each of the Class C and Class D pass through certificates are issued.

                        "PASS THROUGH CERTIFICATES" means the pass through
                   certificates to be issued by the Pass Through Trustee in connection with the Refinancing Transaction.

                        "PASS THROUGH TRUST AGREEMENT" means the pass through
                   trust agreement and each of the two separate pass through trust supplements referred to on Schedule I to the Refunding Agreement to be entered into by and between Lessee and the Pass Through Trustee in connection with the Refinancing Transaction.

                        "PASS THROUGH TRUSTEE" means State Street Bank and Trust
                   Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

                        "PURCHASERS" means the Pass Through Trustees under each
                   Pass Through Trust Agreement.

                        "REFINANCING CERTIFICATE" means a certificate of an
                   authorized representative of the Owner Participant delivered pursuant to Section 17(a)(1) of the Participation Agreement, setting forth, among other things, the Refinancing Date, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and the proposed revised schedules of Excess Amount, Basic Rent, Stipulated Loss Value and Termination Value percentages, and the proposed Amortization Schedules.

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                        "REFINANCING DATE" means the proposed date on which the
                   outstanding Secured Certificates will be redeemed and refinanced pursuant to Section 17 of the Participation Agreement.

                        "REFINANCING EXPENSES" means the costs, fees,
                   commissions and other expenses payable by the Owner Participant pursuant to Section 11(a) of the Refunding Agreement.

                        "REFINANCING SECURED CERTIFICATES" means the Secured
                   Certificates to be issued by Lessor to the Purchasers pursuant to the Trust Indenture Amendment and the Refunding Agreement on the Closing Date.

                        "REFINANCING TRANSACTION" means a refinancing
                   transaction pursuant to Section 17 of the Participation Agreement involving, among other things, (i) the redemption of the Secured Certificates issued on November 21, 1995 and the concurrent issuance and sale of the Refinancing Secured Certificates to the Pass Through Trustees (or their designee) and (ii) the issuance and sale of the Pass Through Certificates by the Pass Through Trustees.

                        "REFUNDING AGREEMENT" means that certain Refunding
                   Agreement [NW 1995 A], dated as of June 3, 1996, among Lessor, Lessee, the Owner Participant, the Purchasers, the Indenture Trustee, the Subordination Agent, and the Guarantor, as the same may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

                        "SUBORDINATION AGENT" means State Street Bank and Trust
                   Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                        "TRUST INDENTURE AMENDMENT" means the Amended and
                   Restated Trust Indenture and Security Agreement [NW 1995 A], dated as of the Closing Date, between Lessor and State Street Bank and Trust Company, as Indenture Trustee.

                        "TRUST INDENTURE ESTATE" has the meaning assigned to
                   that term in the Trust Indenture.

                   (c) The definitions of "Administrative Agent", "Assumed Interest Rate", "Commitment", "Debt Rate", "Documentation Agent", "Funding Loss Amount", "Interest Period", "Rent Differential Amount" and "Transition Date" in
Section 1 of the Lease are hereby deleted on and after the Closing Date.

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                   SECTION 2. AMENDMENT OF SECTION 2 OF THE LEASE.

                   Section 2 of the Lease is hereby amended by deleting on and after the Closing Date the word "to" following the word "title" in the first sentence thereof and replacing it with the word "from".

                   SECTION 3. AMENDMENT OF SECTIONS 3(B), 3(C), 3(D), 3(E), 3(F) AND 3(G) OF THE LEASE.

                   (a) Section 3(b) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                        (b) Interim Rent. Lessee shall pay Interim Rent on the
                   Closing Date and on the Commencement Date in an amount equal to Lessor's Cost multiplied by the percentage specified in Exhibit B hereto for Interim Rent on the Closing Date or the Commencement Date, as the case may be.

                   (b) Section 3(c) of the Lease is hereby amended by deleting on and after the Closing Date the second paragraph thereof.

                   (c) Section 3(d)(i) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                        (i) In the event that (A) the Closing Date occurs other
                   than on June 12, 1996, or (B) Refinancing Expenses paid by Lessor or the Owner Participant pursuant to Section 11(a) of the Refunding Agreement are determined to be other than 1.0270% of Lessor's Cost, then in each case, the Basic Rent percentages set forth in Exhibit B and the Stipulated Loss Value percentages set forth in Exhibit C and the Termination Value percentages set forth in Exhibit D shall be recalculated by the Owner Participant, on or prior to October 1, 1996 using the same methods and assumptions used to calculate original Basic Rent and Stipulated Loss Value and Termination Value percentages, in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. In such recalculation there will be no change in the amortization of the Secured Certificates.

                   (d) Section 3(d)(ii) of the Lease is hereby amended by deleting on and after the Closing Date the words "or a refunding" in the first line thereof.

                   (e) Section 3(d)(iii) of the Lease is hereby amended by deleting on and after the Closing Date the words "column 3 of" in the first sentence thereof and deleting the second sentence thereof.

                   (f) The second sentence of Section 3(e) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

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
                        "Lessee shall pay as Supplemental Rent the Make-Whole
                   Amount, if any, due pursuant to Section 2.10(b) or Section
                   2.11 of the Trust Indenture in connection with a prepayment of the Secured Certificates upon redemption of such Secured Certificates in accordance with such Section 2.10(b) or
                   Section 2.11."

                   (g) Section 3(f) of the Lease is hereby amended by (i) deleting on and after the Closing Date the numbers and punctuation "124-000-12" in the first sentence thereof and substituting therefor the numbers and punctuation "124-0000-12", (ii) adding on and after the Closing Date the word "irrevocably" after the word "hereby" in the proviso in the first sentence thereof and (iii) deleting on and after the Closing Date the word "All" at the beginning of the second sentence thereof and substituting the words "Lessor hereby directs and Lessee agrees that all" therefor.

                   (h) Section 3(g) of the Lease is hereby amended by deleting it in its entirety on and after the Closing Date.

                   SECTION 4. AMENDMENT OF SECTIONS 5(A) AND 5(B) OF THE LEASE.

                   Section 5(a) and Section 5(b) of the Lease are hereby amended by inserting on and after the Closing Date the words and punctuation "(including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens)" after the words "Lessor Liens" in both the parenthetical in clause (ii) of the last sentence of the first paragraph of
Section 5(a) and the second parenthetical in Section 5(b).

                   SECTION 5. AMENDMENT OF SECTION 7 OF THE LEASE.

                   (a) Section 7(b)(iii)(B) of the Lease is hereby amended by deleting on and after the Closing Date the punctuation "," following the word "Indenture".

                   (b) Section 7(b)(x)(2) of the Lease is hereby amended by deleting on and after the Closing Date the words "the Owner Participant and the Indenture Trustee" and substituting therefor the word "Lessor".

                   (c) Section 7(b)(x)(IV) of the Lease is hereby amended by deleting on and after the Closing Date the word "mane" and substituting the word "name" therefor.

                   (d) The third sentence of the last paragraph of Section 7(b) of the Lease is hereby amended by deleting on and after the Closing Date the word "prevent" and substituting the word "prohibit" therefor.

                   SECTION 6. AMENDMENT OF SECTION 9 OF THE LEASE.

                   (a) Section 9(a)(3)(ii) of the Lease is hereby amended by deleting on and after the Closing Date the words "whether or not" and replacing them with the word "that".

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
                   (b) Section 9(c) of the Lease is hereby amended by deleting on and after the Closing Date the word "premium" each time it appears therein and substituting therefor the words "Make-Whole Amount" and by deleting on and after the Closing Date the words "and Funding Loss Amount" and ", Funding Loss Amount" each time such words and such words and punctuation appear.

                   SECTION 7. AMENDMENT OF SECTION 10 OF THE LEASE.

                   (a) Section 10(a) of the Lease is hereby amended by (i) deleting on and after the Closing Date the words "the third Business Day following the receipt of insurance proceeds in respect of such occurrence (but not earlier than thirty (30) days after such occurrence)" in clause (i)(y) thereof and substituting therefor the words "an earlier Business Day irrevocably specified fifteen days in advance by notice from Lessee to Lessor and the Indenture Trustee", and (ii) deleting on and after the Closing Date the words "the sum of" and "clauses (A) and (B) of" from the first sentence of the penultimate paragraph thereof, and by deleting the word "should" and replacing it with the word "will" in Section (6) in the last paragraph thereof.

                   (b) Section 10(d) of the Lease is hereby amended by deleting on and after the Closing Date the words and punctuation "(but not under any other Section)" following the word and number "Section 5" and replacing them with the words and punctuation "(including Exhibit G) but not under any other Section".

                   SECTION 8. AMENDMENT OF SECTION 11 OF THE LEASE. Section 11(a)(I)(i) of the Lease is hereby amended by deleting on and after the Closing Date the word "the" immediately preceding the word "aircraft" and replacing it with the word "other".

                   SECTION 9. AMENDMENT OF SECTION 14(D) OF THE LEASE. Section 14(d) of the Lease is hereby amended by (i) adding on and after the Closing Date the words and punctuation ", the Refunding Agreement" after the words "Participation Agreement" and (ii) adding on and after the Closing Date the words "and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement (as defined in the Refunding Agreement) or any document or instrument furnished pursuant to either thereof" after the word "Agreement" at the end of the first parenthetical phrase therein.

                   SECTION 10. AMENDMENT OF SECTION 17 OF THE LEASE. Section 17 of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                        "Section 17. Notices. All notices required under the
                   terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

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
              (i) if to Lessee, for U.S. Mail at 5101 Northwest Drive (A4010), St. Paul, Minnesota 55111-3034, and for overnight courier at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121, Attention: Senior Vice President - Finance and Treasurer, (Telecopy No. (612) 726-0665), or to such other address, telex number or telecopy number as Lessee shall from time to time designate in writing to Lessor,

              (ii) if to Lessor, at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (Telecopy No.
                     (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

              (iii) if to a Loan Participant, the Indenture Trustee or the Owner Participant, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at its address or telecopy number set forth on the signature pages of the Refunding Agreement."

                   SECTION 11. AMENDMENT OF SECTION 19(D) OF THE LEASE.

                   The first and second sentences of Section 19(d) of the Lease are hereby amended to read in their entirety on and after the Closing Date as follows:

                   On July 2, 2011 (or, if July 2, 2011 is not a Business Day, the Business Day immediately succeeding July 2, 2011), Lessee shall have the option, upon at least ninety (90) days' irrevocable prior notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, to purchase the Aircraft on such date for a purchase price equal to the Special Purchase Price. In addition, if on such date there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture, all of the obligations of Lessor under the Trust Indenture.

                   SECTION 12. AMENDMENT OF SECTION 26 OF THE LEASE. Section 26 of the Lease is hereby amended by (i) deleting on and after the Closing Date the word "or" between the words "Trust Agreement" and the words "the Trust Indenture" and substituting a comma therefor and (ii) inserting on and after the Closing Date the words "or the Refunding Agreement" after the words "Trust Indenture".

                   SECTION 13. AMENDMENT OF EXHIBITS.

                   (a) Exhibits B, C and D to the Lease attached hereto are applicable on and after the Closing Date. Exhibits B, C and D to the Lease are applicable until the Closing Date.

                   (b) The parties hereto agree that Exhibits B, C and D attached hereto reflect the recalculation of Basic Rent, Stipulated Loss Value and Termination Value percentages to take into account the interest rates borne by the Secured Certificates as of the Closing Date, the actual amount of Transaction Expenses and the actual amount of the Excess Amount.

                   SECTION 14. EFFECTIVENESS OF AMENDMENTS. The amendments to the Lease set forth in Sections 1 through 13 hereof shall be effective as of the date hereof.

                   SECTION 15. RATIFICATION. Except as amended hereby, the Lease as heretofore supplemented continues and shall remain in full force and effect in all respects.

                   SECTION 16. MISCELLANEOUS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. Nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee. The section and paragraph headings in this Amendment and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Amendment may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as mortgagee under the Trust Indenture on the signature page thereof.

                   IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amendment to be duly executed on the day and year first above written.

                                   FIRST SECURITY BANK OF UTAH, NATIONAL
                                   ASSOCIATION
                                   not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                        Lessor


                                   By:
                                        --------------------------------------
                                        Title:

                                   NORTHWEST AIRLINES, INC.
                                        Lessee


                                   By:
                                       ---------------------------------------
                                       Title:


                   (1)Receipt of this original counterpart of the foregoing Amendment is hereby acknowledged this _____ day of __________________, 1996.


                                   STATE STREET BANK AND TRUST
                                   COMPANY,
                                        Indenture Trustee


                                   By:
                                       ---------------------------------------
                                       Title:



- ----------------------------
(1)  This language contained in the original counterpart only.